TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-A Owner Trust
Distribution Date of June 15, 2001 for the Collection Period May 1, 2001 through May 31, 2001

			Class A-1	Class A-2	Class A-3	Class A-4
	Total		Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,503,500,000.00		$317,048,000.00	440,000,000.00	$440,000,000.00	$306,452,000.00
Receivables Pool Balance	$1,550,000,067.58
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			5.613%	5.380%	5.432%	5.580%
Final Scheduled Payment Date			January 15, 2002	December 15, 2003	March 15, 2005	September 17, 2007
Number of Contracts	97,350
Weighted Average Coupon	10.03%
Weighted Average Remaining Term	54.20	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,305,238,356.06		$118,786,356.06	$440,000,000.00	$440,000,000.00	$306,452,000.00
Receivables Pool Balance	$1,351,738,423.64
Securities Pool Factor	0.86813326		0.37466363	1.00000000	1.00000000	1.00000000
Number of Contracts	91,185
Weighted Average Coupon	10.04%
Weighted Average Remaining Term	50.52	months
Precompute and Simple Interest Advances	$3,544,775.89
Payahead Account Balance	$672,185.72
Supplemental Servicing Fee Received	$66,619.17
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,255,085,804.89		$68,633,804.89	$440,000,000.00	$440,000,000.00	$306,452,000.00
Receivables Pool Balance	$1,301,585,872.47
Securities Pool Factor	0.83477606		0.21647765	1.00000000	1.00000000	1.00000000
Number of Contracts	89,427
Weighted Average Coupon	10.05%
Weighted Average Remaining Term	49.57	months
Precompute and Simple Interest Advances	$3,594,454.94
Payahead Account Balance	$629,984.39
Supplemental Servicing Fee Received	$64,904.77
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,875,000.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,761,894.04
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$69,029,719.27
Beginning Balance	$10,138,038.18
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$4,106,430.81

Reserve Fund Balance Prior to Release	$14,244,468.99
Reserve Fund Required Amount	$9,761,894.04
Reserve Fund Release to Seller	$4,482,574.95

Ending Reserve Fund Balance	$9,761,894.04

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	63
Gross Principal Balance of Liquidated Receivables		$821,863.60
Net Liquidation Proceeds Received During the Collection Period		$(496,586.20)
Recoveries on Previously Liquidated Contracts		$(4,017.32)

Aggregate Credit Losses for the Collection Period		$321,260.08

Cumulative Credit Losses for all Periods	136	$650,967.10

Repossessed in Current Period	69
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.09%
First Preceding Collection Period	0.16%
Current Collection Period	0.29%
Condition (i) (Charge-off Rate)
Three Month Average	0.18%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	1.21%	1,082		1.28%	$16,629,090.21
61-90 Days Delinquent	0.14%	129		0.17%	$2,190,773.43
Over 90 Days Delinquent	0.13%	112		0.14%	$1,862,958.92

Total Delinquencies		1,323			$20,682,822.56

Repossessed Vehicle Inventory		102	*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.15%
First Preceding Collection Period	0.22%
Current Collection Period	0.27%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.21%
Delinquency Percentage Indicator (> 1.25%)	condition not met

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$49,330,687.57
Interest Payments Received	$11,425,804.95
Net Precomputed Payahead Amount	$42,201.33
Aggregate Net Liquidation Proceeds Received	$500,603.52
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$61,299,297.37
Net Simple Interest Advance Amount	$100,463.09
Net Precomputed Advance Amount	$(50,784.04)

Total Available Amount	$61,348,976.42
Amounts Due
Servicing Fee	$1,126,448.69
Accrued and Unpaid Interest	$5,963,545.75
Principal	$50,152,551.17
Reserve Fund	$4,106,430.81

Total Amount Due	$61,348,976.42
Actual Distributions
Servicing Fee	$1,126,448.69
Interest	$5,963,545.75	$574,143.95	$1,972,666.67	$1,991,733.33	$1,425,001.80
Principal	$50,152,551.17	$50,152,551.17	$0.00	$0.00	$0.00
Reserve Fund	$4,106,430.81

Total Amount Distributed	$61,348,976.42	$50,726,695.12	$1,972,666.67	$1,991,733.33	$1,425,001.80

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$1,282,625.43
Prepayments in Full	79 contracts	$929,002.28
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$2,737,027.53
Advances—Reimbursement of Previous Advances		$50,784.04
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$42,201.33
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$24,499,358.87
Prepayments in Full	1616 contracts	$22,619,700.99
Collected Interest		$10,900,405.13
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$100,463.09

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-A Owner Trust
Distribution Date of June 15, 2001 for the Collection Period of May 1, 2001 through May 31, 2001

		Class A3	Class A4
		Balance	Balance
Note Rates for June 15, 2001 Payment Date
One Month LIBOR		4.12250%	4.12250%
Spread		0.08000%	0.11000%

Note Rates:		4.20250%	4.23250%
Number of Days in Interest Period (Days)		31	31
Interest Payments
Interest Calculation for Current Interest Period		1,592,280.56	1,116,911.13
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)		1,991,733.33	1,425,001.80
Paid to Swap Counterparty (Swap Payments Outgoing)		1,991,733.33	1,425,001.80
Proration %	0.00%
Interest Due to Noteholders (Swap Payments Incoming)		1,592,280.56	1,116,911.13
Interest Payment to Noteholders (Swap Payments Incoming)		1,592,280.56	1,116,911.13
Net Swap Payment due to / (received by) Swap Counterparty		(399,452.77)	(308,090.67)
Principal Payments
Principal Payment due to Investors		—	—
Ending Notional Balance		440,000,000.00	306,452,000.00
Swap Termination Payment		N/A	N/A
Note Rates for July 16, 2001 Payment Date
One Month LIBOR		TBD	TBD
Spread		0.08000%	0.11000%

Note Rates:		TBD	TBD
Number of Days in Interest Period (Days)		31	31

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager